Exhibit 99.1

Insperity Announces Record Second Quarter Results
And Raises Full Year 2017 Guidance

HOUSTON – Aug. 1, 2017 – Insperity, Inc. (NYSE: NSP), a leading provider of human resources and business performance solutions for America’s best businesses, today reported results for the second quarter ended Jun. 30, 2017:

•	Q2 revenues up 12.5% to $796 million

•	Q2 EPS up 47% to $0.66; Q2 adjusted EPS up 37% to $0.82

•	Q2 net income increases 44% to $14 million

•	Q2 adjusted EBITDA increases 30% to $33 million

Second Quarter Results

Second quarter 2017 net income and diluted earnings per share of $14.0 million and $0.66 represented increases of 44% and 47%, respectively, compared to the second quarter of 2016. Adjusted diluted earnings per share were $0.82, a 37% increase over the second quarter of 2016. Adjusted EBITDA increased 30% over the second quarter of 2016 to $33.3 million.

“Our strong second quarter results combined with continued outstanding execution and growth momentum positions Insperity for another record setting year in 2017,” said Paul J. Sarvadi, Insperity chairman and chief executive officer. “These positive trends demonstrate that our proven strategy is in place to capitalize on our unique market opportunity, providing a high level of confidence for 2018 and beyond.”

Revenues for the second quarter of 2017 increased 12.5% over the second quarter of 2016 on a 10% increase in the average number of worksite employees paid per month. All three drivers to worksite employee growth improved over the second quarter of 2016. Worksite employees paid from new sales, increased by 26%, and was driven by a 13% increase in the average number of trained Business Performance Advisors and the enrollment of recent midmarket sales. Client retention averaged 99.5%, an improvement over the second quarter of 2016. The third driver to our worksite employee growth, net hiring in our client base, was also positive for the quarter.

Gross profit increased 15% over the second quarter of 2016 to $130.6 million. Better than expected results were achieved in each of our direct cost programs, including benefits, workers’ compensation and payroll taxes. Operating expenses were managed to budgeted levels, increasing 11% over the second quarter of 2016, and included planned investments in our growth and technology infrastructure, security and development. The second quarter 2017 effective income tax rate was 39%.

“Our substantial increases in cash flow over recent years, combined with our solid balance sheet, allowed us to continue providing a high level of shareholder return through our share repurchase and dividend programs,” said Douglas S. Sharp, senior vice president of finance, chief financial officer and treasurer. “During the second quarter, we increased our quarterly dividend by 20% and repurchased 211,335 shares at a cost of $16.2 million.”

Year-to-Date Results

For the six months ended June 30, 2017, reported net income was $49.6 million, or $2.35 per diluted share, and adjusted diluted earnings per share increased 19% over the first six months of 2016 to $2.65. Adjusted EBITDA increased 11% to $96.0 million.

Revenues for the first six months of 2017 totaled $1.7 billion, an increase of 11% over the 2016 period, on a 10% increase in the average number of worksite employees paid per month. Gross profit for the six months ended June 30, 2017 increased 10% to $289.9 million. Operating expenses increased 10% to $213.5 million in 2017, while operating expenses per worksite employee remained flat when compared to the 2016 period.

Cash outlays in the first six months of 2017 included the repurchase of 325,903 shares of common stock at a cost of $25.5 million, dividends totaling $11.6 million and capital expenditures of $20.8 million.

2017 Guidance

The company also announced its updated guidance for 2017, including the third quarter of 2017. Please refer to the accompanying financial tables at the end of this press release for the reconciliation of non-GAAP financial measures to the comparable GAAP financial measures.

	Q3 2017			Full Year 2017

Average WSEEs	187,500	—	188,300	184,000	—	186,000
Year-over-year increase	11.0%	—	11.5%	11.0%	—	12.0%

Adjusted EPS	$0.94	—	$1.00	$4.47	—	$4.60
Year-over-year increase	20.5%	—	28.2%	24.5%	—	28.1%

Adjusted EBITDA (in millions)	$37.5	—	$39.5	$169.0	—	$173.0
Year-over-year increase	19.8%	—	26.2%	19.7%	—	22.5%

Definition of Key Metrics

Average WSEEs - Determined by calculating the company’s cumulative worksite employees paid during the period divided by the number of months in the period.
Adjusted EPS - Represents diluted net income per share computed in accordance with GAAP, excluding the impact of non-cash impairment and other charges, stockholder advisory expenses and stock-based compensation.
Adjusted EBITDA - Represents net income computed in accordance with GAAP, plus interest expense, income taxes, depreciation and amortization expense, non-cash impairment and other charges, costs associated with stockholder advisory expenses and stock-based compensation.
Insperity will be hosting a conference call today at 10 a.m. ET to discuss these results, provide guidance for the third quarter and an update to the full year guidance, and answer questions from investment analysts. To listen in, call 877-651-0053 and use conference i.d. number 53203561. The call will also be webcast at http://ir.insperity.com. The conference call script will be available at the same website later today. A replay of the conference call will be available at 855-859-2056, conference i.d. 53203561. The webcast will be archived for one year.

Insperity, a trusted advisor to America’s best businesses for more than 31 years, provides an array of human resources and business solutions designed to help improve business performance. Insperity® Business Performance Advisors offer the most comprehensive suite of products and services available in the marketplace. Insperity delivers administrative relief, better benefits, reduced liabilities and a systematic way to improve productivity through its premier Workforce Optimization® solution. Additional company offerings include Human Capital Consulting, Payroll & Human Capital Management, Time and Attendance, Performance Management, Organizational Planning, Recruiting Services, Employment Screening, Financial Services, Expense Management,

Retirement Services and Insurance Services. Insperity business performance solutions support more than 100,000 businesses with over 2 million employees. With 2016 revenues of $2.9 billion, Insperity operates in 61 offices throughout the United States. For more information, visit http://www.insperity.com.

The statements contained herein that are not historical facts are forward-looking statements within the meaning of the federal securities laws (Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934). You can identify such forward-looking statements by the words “expects,” “intends,” “plans,” “projects,” “believes,” “estimates,” “likely,” “possibly,” “probably,” “goal,” “opportunity,” “objective,” “target,” “assume,” “outlook,” “guidance,” “predicts,” “appears,” “indicator” and similar expressions. Forward-looking statements involve a number of risks and uncertainties. In the normal course of business, Insperity, Inc., in an effort to help keep our stockholders and the public informed about our operations, may from time to time issue such forward-looking statements, either orally or in writing. Generally, these statements relate to business plans or strategies, projected or anticipated benefits or other consequences of such plans or strategies, or projections involving anticipated revenues, earnings, unit growth, profit per worksite employee, pricing, operating expenses or other aspects of operating results. We base the forward-looking statements on our expectations, estimates and projections at the time such statements are made. These statements are not guarantees of future performance and involve risks and uncertainties that we cannot predict. In addition, we have based many of these forward-looking statements on assumptions about future events that may prove to be inaccurate. Therefore, the actual results of the future events described in such forward-looking statements could differ materially from those stated in such forward-looking statements. Among the factors that could cause actual results to differ materially are: (i) adverse economic conditions; (ii) regulatory and tax developments and possible adverse application of various federal, state and local regulations; (iii) the ability to secure competitive replacement contracts for health insurance and workers’ compensation insurance at expiration of current contracts; (iv) cancellation of client contracts on short notice, or the inability to renew client contracts or attract new clients; (v) vulnerability to regional economic factors because of our geographic market concentration; (vi) increases in health insurance costs and workers’ compensation rates and underlying claims trends, health care reform, financial solvency of workers’ compensation carriers, other insurers or financial institutions, state unemployment tax rates, liabilities for employee and client actions or payroll-related claims; (vii) failure to manage growth of our operations and the effectiveness of our sales and marketing efforts; (viii) the impact of the competitive environment in the PEO industry on our growth and/or profitability; (ix) our liability for worksite employee payroll, payroll taxes and benefits costs; (x) our liability for disclosure of sensitive or private information; (xi) our ability to integrate or realize expected returns on our acquisitions; (xii) failure of our information technology systems; (xiii) an adverse final judgment or settlement of claims against Insperity; and (xiv) disruptions to our business resulting from the actions of certain stockholders. These factors are discussed in further detail in Insperity’s filings with the U.S. Securities and Exchange Commission. Any of these factors, or a combination of such factors, could materially affect the results of our operations and whether forward-looking statements we make ultimately prove to be accurate.

Except to the extent otherwise required by federal securities law, we do not undertake any obligation to update our forward-looking statements to reflect events or circumstances after the date they are made or to reflect the occurrence of unanticipated events.

Insperity, Inc.
Summary Financial Information
(in thousands, except per share amounts and statistical data)

	June 30, 2017	December 31, 2016
	(Unaudited)
Assets:
Cash and cash equivalents	$241,890	$286,034
Restricted cash	41,703	42,637
Marketable securities	1,929	1,851
Accounts receivable, net	261,569	270,284
Prepaid insurance	27,070	15,041
Other current assets	17,993	19,526
Income taxes receivable	6,878	4,949
Total current assets	599,032	640,322
Property and equipment, net	92,658	80,261
Prepaid health insurance	9,000	9,000
Deposits	163,150	148,638
Goodwill and other intangible assets, net	12,838	13,088
Deferred income taxes, net	5,560	14,025
Other assets	3,650	1,840
Total assets	$885,888	$907,174
Liabilities and stockholders’ equity:
Accounts payable	$3,132	$4,189
Payroll taxes and other payroll deductions payable	189,940	247,766
Accrued worksite employee payroll cost	228,556	215,214
Accrued health insurance costs	26,579	26,360
Accrued workers’ compensation costs	43,939	44,231
Accrued corporate payroll and commissions	28,566	40,761
Other accrued liabilities	22,658	22,437
Total current liabilities	543,370	600,958
Accrued workers’ compensation cost	154,415	141,291
Long-term debt	104,400	104,400
Total noncurrent liabilities	258,815	245,691
Stockholders’ equity:
Common stock	277	277
Additional paid-in capital	15,462	9,240
Treasury stock, at cost	(248,266)	(227,152)
Retained earnings	316,230	278,160
Total stockholders’ equity	83,703	60,525
Total liabilities and stockholders’ equity	$885,888	$907,174

Insperity, Inc.
Summary Financial Information (continued)
(in thousands, except per share amounts and statistical data)
(Unaudited)

	Three Months Ended June 30,			Six Months Ended June 30,
	2017	2016	Change	2017	2016	Change
Operating results:
Revenues (gross billings of $4.742 billion, $4.163 billion, $9.758 billion and $8.727 billion less worksite employee payroll cost of $3.947 billion, $3.456 billion, $8.080 billion and $7.217 billion, respectively)	$795,552	$707,332	12.5%	$1,678,216	$1,509,740	11.2%
Direct costs:
Payroll taxes, benefits and workers’ compensation costs	664,999	594,073	11.9%	1,388,317	1,246,465	11.4%
Gross profit	130,553	113,259	15.3%	289,899	263,275	10.1%
Operating expenses:
Salaries, wages and payroll taxes	61,458	55,998	9.8%	123,915	114,013	8.7%
Stock-based compensation	5,303	4,761	11.4%	9,806	8,336	17.6%
Commissions	5,664	4,335	30.7%	10,140	8,616	17.7%
Advertising	6,175	6,712	(8.0)%	10,147	9,759	4.0%
General and administrative expenses	24,610	21,254	15.8%	50,802	45,038	12.8%
Depreciation and amortization	4,405	4,176	5.5%	8,659	8,447	2.5%
Total operating expenses	107,615	97,236	10.7%	213,469	194,209	9.9%
Operating income	22,938	16,023	43.2%	76,430	69,066	10.7%
Other income (expense):
Interest income	678	293	131.4%	1,143	592	93.1%
Interest expense	(803)	(650)	23.5%	(1,426)	(1,287)	10.8%
Income before income tax expense	22,813	15,666	45.6%	76,147	68,371	11.4%
Income tax expense	8,795	5,953	47.7%	26,501	25,965	2.1%
Net income	$14,018	$9,713	44.3%	$49,646	$42,406	17.1%
Less distributed and undistributed earnings allocated to participating securities	(248)	(229)	8.3%	(909)	(962)	(5.5)%
Net income allocated to common shares	$13,770	$9,484	45.2%	$48,737	$41,444	17.6%
Basic net income per share of common stock	$0.67	$0.45	48.9%	$2.37	$1.98	19.7%
Diluted net income per share of common stock	$0.66	$0.45	46.7%	$2.35	$1.98	18.7%

Insperity, Inc.
Summary Financial Information (continued)
(in thousands, except per share amounts and statistical data)
(Unaudited)

	Three Months Ended June 30,			Six Months Ended June 30,
	2017	2016	Change	2017	2016	Change

Statistical Data:
Average number of worksite employees paid per month	180,276	163,521	10.2%	177,315	160,956	10.2%
Revenues per worksite employee per month(1)	$1,471	$1,442	2.0%	$1,577	$1,563	0.9%
Gross profit per worksite employee per month	241	231	4.3%	272	273	(0.4)%
Operating expenses per worksite employee per month	199	198	0.5%	201	201	—
Operating income per worksite employee per month	42	33	27.3%	72	72	—
Net income per worksite employee per month	26	20	30.0%	47	44	6.8%

(1) Gross billings of $8,767, $8,485, $9,171 and $9,036 per worksite employee per month, less payroll cost of $7,296, $7,043, $7,594 and $7,473 per worksite employee per month, respectively.

Insperity, Inc.
Summary Financial Information (continued)
(in thousands, except per share amounts and statistical data)
(Unaudited)

GAAP to Non-GAAP Reconciliation Tables

	Three Months Ended June 30,			Six Months Ended June 30,
	2017	2016	Change	2017	2016	Change

Payroll cost (GAAP)	$3,946,005	$3,455,077	14.2%	$8,078,997	$7,217,142	11.9%
Less: Bonus payroll cost	306,340	213,224	43.7%	921,598	795,537	15.8%
Non-bonus payroll cost	$3,639,665	$3,241,853	12.3%	$7,157,399	$6,421,605	11.5%

Payroll cost per worksite employee per month (GAAP)	$7,296	$7,043	3.6%	$7,594	$7,473	1.6%
Less: Bonus payroll cost per worksite employee per month	566	436	29.8%	866	824	5.1%
Non-bonus payroll cost per worksite employee per month	$6,730	$6,607	1.9%	$6,728	$6,649	1.2%

Non-bonus payroll cost represents payroll cost excluding the impact of bonus payrolls paid to the company’s worksite employees. Bonus payroll cost varies from period to period, but has no direct impact to the company’s ultimate workers’ compensation costs under the current program. As a result, Insperity management refers to non-bonus payroll cost in analyzing, reporting and forecasting the company’s workers’ compensation costs.

	June 30, 2017	December 31, 2016

Cash, cash equivalents and marketable securities (GAAP)	$243,819	$287,885
Less: Amounts payable for withheld federal and state income taxes, employment taxes and other payroll deductions	173,259	221,710
Customer prepayments	22,313	21,256
Adjusted cash, cash equivalents and marketable securities	$48,247	$44,919

Adjusted cash, cash equivalents and marketable securities excludes funds associated with federal and state income tax withholdings, employment taxes and other payroll deductions, as well as client prepayments. Insperity management believes adjusted cash, cash equivalents and marketable securities is a useful measure of the company’s available funds.

	Three Months Ended June 30,				Six Months Ended June 30,

	2017		2016	Change	2017	2016	Change

Net income (GAAP)	$14,018		$9,713	44.3%	$49,646	$42,406	17.1%
Income tax expense	8,795		5,953	47.7%	26,501	25,965	2.1%
Interest expense	803	—	650	23.5%	1,426	1,287	10.8%
Depreciation and amortization	4,405		4,176	5.5%	8,659	8,447	2.5%
EBITDA	28,021		20,492	36.7%	86,232	78,105	10.4%
Stock-based compensation	5,303		4,761	11.4%	9,806	8,336	17.6%
Stockholder advisory expenses	—		323	(100.0)%	—	323	(100.0)%
Adjusted EBITDA	$33,324		$25,576	30.3%	$96,038	$86,764	10.7%

Net income per worksite employee per month (GAAP)	$26		$20	30.0%	$47	$44	6.8%
Income tax expense per worksite employee per month	16		12	33.3%	25	27	(7.4)%
Interest expense per worksite employee per month	1		1	—	1	1	—
Depreciation and amortization per worksite employee per month	9		9	—	8	9	(11.1)%
EBITDA per worksite employee per month	52		42	23.8%	81	81	—
Stock-based compensation per worksite employee per month	10		9	11.1%	9	8	12.5%
Stockholder advisory expenses per worksite employee per month	—		1	(100.0)%	—	1	(100.0)%
Adjusted EBITDA per worksite employee per month	$62		$52	19.2%	$90	$90	—

EBITDA represents net income computed in accordance with generally accepted accounting principles (“GAAP”), plus interest expense, income tax expense, depreciation and amortization expense. Adjusted EBITDA represents EBITDA plus non-cash impairment and other charges, costs associated with stockholder advisory expenses and stock-based compensation. Insperity management believes EBITDA and Adjusted EBITDA are often useful measures of the company’s operating performance, as they allow for additional analysis of the company’s operating results separate from the impact of these items.

	Three Months Ended June 30,			Six Months Ended June 30,

	2017	2016	Change	2017	2016	Change

Net income (GAAP)	$14,018	$9,713	44.3%	$49,646	$42,406	17.1%
Non-GAAP adjustments:
Stock-based compensation	5,303	4,761	11.4%	9,806	8,336	17.6%
Stockholder advisory expenses	—	323	(100.0)%	—	323	(100.0)%
Total non-GAAP adjustments	5,303	5,084	4.3%	9,806	8,659	13.2%
Tax effect	(2,044)	(1,933)	5.7%	(3,539)	(3,290)	7.6%
Adjusted net income	$17,277	$12,864	34.3%	$55,913	$47,775	17.0%

	Three Months Ended June 30,			Six Months Ended June 30,

	2017	2016	Change	2017	2016	Change

Diluted net income per share of common stock (GAAP)	$0.66	$0.45	46.7%	$2.35	$1.98	18.7%
Non-GAAP adjustments:
Stock-based compensation	0.26	0.22	18.2%	0.47	0.39	20.5%
Stockholder advisory expenses	—	0.02	(100.0)%	—	0.02	(100.0)%
Total non-GAAP adjustments	0.26	0.24	8.3%	0.47	0.41	14.6%
Tax effect	(0.10)	(0.09)	11.1%	(0.17)	(0.16)	6.3%
Adjusted diluted net income per share of common stock	$0.82	$0.60	36.7%	$2.65	$2.23	18.8%

Adjusted net income and adjusted diluted net income per share of common stock represent net income and diluted net income per share computed in accordance with GAAP, excluding the impact of stock-based compensation. Insperity management believes adjusted net income and adjusted diluted net income per share are useful measures of the company’s operating performance in this period, as they allow for additional analysis of the company’s operating results separate from the impact of these items.

Non-bonus payroll cost, adjusted cash, cash equivalents and marketable securities, EBITDA, Adjusted EBITDA, adjusted net income and adjusted diluted net income per share of common stock are not financial measures prepared in accordance with GAAP and may be different from similar measures used by other companies. Non-bonus payroll cost, adjusted cash, cash equivalents and marketable securities, EBITDA, Adjusted EBITDA, adjusted net income and adjusted diluted net income per share of common stock should not be considered as a substitute for, or superior to, measures of financial performance prepared in accordance with GAAP. Investors are encouraged to review the reconciliation of the non-GAAP financial measures used in this press release to their most directly comparable GAAP financial measures as provided in the tables above.

The following is a reconciliation of GAAP to non-GAAP financial measures for third quarter and full year 2017 guidance (in millions, except per share amounts):

	Q3 2017 Guidance	Full Year 2017 Guidance

Net income (GAAP)	$16.5 - $17.5	$82 - $84
Income tax expense	10 - 11	46 - 48
Interest expense	1	3
Depreciation and amortization	5	18
EBITDA	32.5 - 34.5	149 - 153
Stock-based compensation	5	20
Adjusted EBITDA	$37.5 - $39.5	$169 - $173

Diluted net income per share of common stock (GAAP)	$0.80 - $0.86	$3.88 - $4.01
Non-GAAP adjustments:
Stock-based compensation	0.23	0.92
Tax effect	(0.09)	(0.33)
Adjusted EPS	$0.94 - $1.00	$4.47 - $4.60

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